UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 7, 2011

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

77 Grove Street, Rutland, Vermont               05701
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code (800) 649-2877

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

This presentation will be conducted at individual meetings at the annual EEI Financial Conference in Lake Buena Vista, FL before an audience of electric industry analysts and industry professionals on November 6-8, 2011.

Central Vermont Public Service Corporation
EEI Financial Conference
Investor Update
November 6-8, 2011
Pam Keefe, Senior Vice President, CFO and Treasurer

Safe Harbor Statement

Forward-Looking Statements

Statements contained in this communication that are not historical fact are forward-looking statements intended to qualify for the safe-harbors from the liability established by the Private Securities Litigation Reform Act of 1995. Statements made that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.  Some of the factors that could cause actual results to differ materially from those expressed in such forward-looking statements include: the occurrence of any event, effect or change that could give rise to a termination of the definitive agreement entered into with Gaz Métro; the outcome of any legal proceedings that may be instituted against CVPS and others following announcement of the agreement; the inability to complete the transaction due to the failure to satisfy other conditions to the completion of the transaction, including the receipt of certain regulatory approvals; risks that the proposed transaction disrupts current plans and operations and creates potential difficulties in employee retention; and the amount of the costs, fees, expenses and charges related to the transaction.

These and other risk factors are detailed in CVPS' Securities and Exchange Commission filings. CVPS cannot predict the outcome of any of these matters; accordingly, there can be no assurance that such indicated results will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this communication. CVPS does not undertake any obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this communication.

Investor Contact Information

Pamela J. Keefe
Sr. Vice President, CFO & Treasurer
(802) 747-5435
e-mail: pkeefe@cvps.com

Merger Update

•	Sale is proceeding steadily
−	Shareholders approved the transaction September 29
•	Regulatory approval filings update
−	All regulatory filings have been completed
−	HSR waiting period expired Sept. 26
−	VT PSB docket schedule set but may change
◦	Technical hearings – mid-February 2012
◦	Briefs – March
◦	Order expected – Q2 2012

Status of Merger Approvals

Stakeholder	Progress on Key Milestones (a/o Nov. 6, 2011)	Filed	Approved
Shareholder	Proxy statement mailed to shareholders beginning August 30, 2011 Special shareholder meeting held on Sept. 29, 2011	X	X
Dept. of Justice	Filed Sept. 9, 2011	X	X
Federal Communications Commission (FCC)	Filed Sept. 11, 2011	X
Federal Energy Regulatory Commission (FERC)	Filed Sept. 9, 2011	X
Nuclear Regulatory Commission (NRC)	Filed Sept. 9, 2011	X
Committee on Foreign Investment in the U.S. (CFIUS)	Filed Sept. 9, 2011	X
Vermont	Filed merger approval petition on Sept. 2, 2011	X
New Hampshire	Filed Sept. 9, 2011	X
Maine	Filed Sept. 9, 2011	X
New York	Filed Sept. 9, 2011	X

Base Rate Filing

•	Filed Nov. 1, 2011 request for 4.78% rate increase
−	Rates to take effect Jan. 1, 2012
−	9.17% allowed ROE
•	Primary drivers
−	Power (replacement of very low-priced VY contract)
−	Derivative effects of rate base growth

Hurricane Irene

•	Irene hit CV service territory Aug. 28, 2011
−	Nearly half of our customers lost service
−	Monumental damage to bridges and roads including major state highways
−	13 towns were completely isolated with no way in or out for several days
−	Costs estimated at approx. $10M
◦	Deferrable under Alt Reg plan
−	Restoration efforts praised by regulators and state and local officials

Vermont Marble purchase

•	Closed the Vermont Marble acquisition on September 1, 2011
−	$29.25M purchase price
−	Added 900 customers including Omya, which is now CVPS’s single-largest customer
−	Purchase includes 18 MW of hydro, which will be upgraded to 21 MW

CVPS SmartPower®

•	Project is on track to be completed within DOE timeframe
−	Meter installations to begin late Q4 2011 and be completed by the end of 2012
−	“Opt-Out” option approved by VT PSB
−	Customer education and outreach in full swing

Liquidity and Financing

Cash Flows	1H 2011	1H 2010
Cash and cash equivalents at beginning of period	$2,676	$2,069
Cash provided by operating activities	31,468	27,251
Cash used for investing activities	(8,035)	(12,333)
Cash provided (used) by financing activities	233	(14,343)
Cash and cash equivalents at end of period	$26,342	$2,644

•	Renewed $40M credit facility in October 2011
•	Made $19.5M termination fee payment to Fortis in July; reflected as expense in Q3 11 financial results
•	Received $19.5M termination fee reimbursement from Gaz Metro on Sept. 30; reflected as liability until all closing conditions have been met

Capex (excl. Velco Investments)

2005	$17.5
2006	$18.0
2007	$23.0
2008	$36.8
2009	$30.0
2010	$33.0
2011	$73.8
2012	$57.5
2013	$51.1
2014	$47.5
2015	$49.5

CVPS SmartPower® spending is net of $28M stimulus funding applied to capital

Rate Base Growth (Dollars in Millions)
Actual and Projected*

	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015
Projected Rate Base	$236	$236	$302	$344	$385	$426	$472	$508	$544	$572	$611

Projected CAGR of 7.47% from 2010 - 2015 net of Stimulus funding

*Includes Velco investments and VT Marble acquisition

Creating value for all stakeholders

•	Merger process is proceeding well
•	Will remain focused on key initiatives as merger progresses
−	Customer service, reliability
−	Vermont Marble acquisition, followed by hydro investments
−	CVPS SmartPower®

Questions?

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Pamela J. Keefe Pamela J. Keefe Senior Vice President, Chief Financial Officer, and Treasurer
November 7, 2011